UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2011

SOLAR ENERTECH CORP.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51717 (Commission File No.)	98-0434357 (IRS Employee Identification No.)

655 West Evelyn Avenue, Suite #2
Mountain View, CA 94041
 (Address of Principal Executive Offices)

(650) 688-5800
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)

On May 17, 2011, Ernst & Young Hua Ming (“E&Y China”) resigned as the principal independent registered public accounting firm of Solar EnerTech Corp. (the “Company”), and on May 19, 2011, the Board of Directors of the Company approved and accepted E&Y China’s resignation.

E&Y China did not, for either of the past two fiscal years and to the date of its resignation, produce a report on the financial statements of the Company which contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern for the years ended September 30, 2009 and September 30, 2010.

During the past two fiscal years and to the date of E&Y China’s resignation, there were no disagreements between the Company and E&Y China on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y China would have caused it to make reference thereto in any reports on the Company’s financial statements for such fiscal period.

For either of the past two years and to the date of E&Y China’s resignation, there were no reportable events as described in 17 C.F.R. 229.304(a)(1)(v) other than the material weakness in the Company’s internal controls over financial reporting due to the lack of finance and accounting personnel with an appropriate level of knowledge, experience and training in the application of U.S. GAAP to prepare financial statements for the years ended September 30, 2009 and September 30, 2010.

On May 18, 2011, the Company provided E&Y China with a copy of the disclosures made herein and requested that E&Y China furnish it with a letter addressed to the Securities and Exchange Commission stating whether E&Y China agreed with the above statements made by the Company pursuant to the requirements of 17 C.F.R. 229.304(a)(3), and, if not, stating the respects in which it does not agree. A copy of E&Y China’s letter is annexed hereto as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

16.1	Letter from Ernst & Young Hua Ming to the United States Securities and Exchange Commission, dated May 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2011	SOLAR ENERTECH CORP.

	By:	/s/ Leo Shi Young
Leo Shi Young President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Ernst & Young Hua Ming to the United States Securities and Exchange Commission, dated May 20, 2011.